SHARE EXCHANGE AGREEMENT


     THIS SHARE EXCHANGE AGREEMENT is made this 24th day of September, 1999, by and between Rocky Mountain Power Company, a Colorado corporation (hereinafter referred to as "Rocky"), MPEG Super Site, Inc., a Colorado corporation (hereinafter referred to as "MPEG").

     WHEREAS, Rocky desires to acquire all of the issued and outstanding shares of common stock of MPEG in exchange for an aggregate of 13,390,000 authorized but un-issued restricted shares of the common stock, no par value, of Rocky (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, MPEG desires to assist Rocky in a business combination which will result in the shareholders of MPEG owning approximately 92% of the then issued and outstanding shares of Rocky's Common Stock, and Rocky holding 100% of the issued and outstanding shares of MPEG's common stock; and

     WHEREAS, the share exchange contemplated hereby will result in the MPEG shareholders tendering all of the outstanding common stock of MPEG to Rocky in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C. Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

     THE PARTIES HERETO AGREE AS FOLLOWS:


                               ARTICLE 1

                        EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Rocky agrees to offer one share of Common Stock for each share of MPEG common stock issued and outstanding, or a total of 13,390,000 shares of Rocky's Common Stock. The Common Stock will be issued directly to the shareholders of MPEG on the Closing, in the amounts set forth on the attached Shareholder list, which is attached hereto and incorporated herein by reference.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Rocky to MPEG shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to
Section 4(2) of the Act and the rules and regulations promulgated thereunder.


                             ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF MPEG

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, MPEG hereby represents and warrants to Rocky that:

     2.1 Organization. MPEG is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of MPEG consists of 50,000,000 shares of Common Stock, of which 13,390,000 are currently issued and outstanding. All of the issued and outstanding shares of MPEG are duly authorized, validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating MPEG to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. MPEG does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except for the Nevada subsidiary named MPEG Super Site, Inc..

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of MPEG as of the date of this Agreement.

     2.5 Financial Statements. MPEG has delivered to Rocky the audited balance sheet its wholly owned subsidiary as of June 30, 1999, and operating statement covering the period from inception through June 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of MPEG's subsidiary as of June 30, 1999.

     2.6 Absence of Changes. Since June 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of MPEG's knowledge, MPEG has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of MPEG or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither MPEG nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Rocky or have otherwise been disclosed to Rocky.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, MPEG has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Rocky and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of MPEG. MPEG shall make available to Rocky and/or its attorneys all books and records of MPEG.

     2.10 Trade Names and Rights. MPEG does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. MPEG has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on MPEG or its properties.

     2.12 Litigation. MPEG is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of MPEG, threatened against or affecting MPEG or its business, assets or financial condition, except for matters which would not have a material affect on MPEG or its properties. MPEG is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. MPEG is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. MPEG has full corporate power and authority to enter into this Agreement. The board of directors of MPEG has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of MPEG and the performance of the obligations of MPEG under this Agreement. No other corporate proceedings on the part of MPEG are necessary to authorize the execution and delivery of this Agreement by MPEG in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by MPEG, and will be a valid and binding agreement of MPEG, enforceable against MPEG in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by MPEG of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of MPEG's knowledge: (a) materially violate any provision of MPEG's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of MPEG, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which MPEG is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of MPEG; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which MPEG is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by MPEG herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by MPEG, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 Assets. MPEG has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on
Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which MPEG is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $10,000; or which involve transactions or proposed transactions between the Company and its officers and directors. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Rocky and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by MPEG in connection with: (a) the execution and delivery by MPEG of this Agreement; (b) the performance by MPEG of its obligations under this Agreement; or (c) the consummation by MPEG of the transactions contemplated under this Agreement.


                                 ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF ROCKY

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Rocky represents and warrants to MPEG that:

     3.1 Organization. Rocky is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Rocky consists of 100,000,000 shares of no par value Common Stock of which 611,270 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Rocky to issue or to transfer from treasury any additional shares of its capital stock of any class. Prior to the Closing, the board of directors of Rocky will approve a 2.0 for 1 forward split which will increase the number of shares issued and outstanding to 1,222,540.

     3.3 Subsidiaries. Rocky does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except for Prime Rate
Income & Dividend Enterprises, Inc. ("Pride").

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Rock as of the date of this Agreement.

     3.5 Financial Statements. Rocky has delivered to MPEG its audited balance sheet and statements of operations and cash flows as of and for the period ended June 30, 1998, and its unaudited balance sheet and statements of operations for the nine months ended March 31, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The current liabilities of Rocky are set forth on Schedule 2. As of the Closing, the total liabilities of Rocky shall be zero

     3.6 Absence of Changes. Since March 31, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Rocky's knowledge, Rocky has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. To the best of Rocky's knowledge, neither Rocky nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to MPEG.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, Rocky has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, MPEG shall have the opportunity to meet with Rocky's accountants and attorneys to discuss the financial condition of Rocky. Rocky shall make available to MPEG all books and records of Rocky.

     3.10 Trade Names and Rights. Rocky does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of Rocky's knowledge, Rocky has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     3.12 Litigation. Rocky is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Rocky, threatened against or affecting Rocky or its business, assets, or financial condition. Rocky is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Rocky is not engaged in any legal action to recover moneys due to it.

     3.13 No Prior or Pending Investigation. Rocky is not aware of any prior or pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Rocky.

     3.14 Authority. Rocky has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Rocky has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Rocky, the performance of the obligations of Rocky under this Agreement and the consummation by Rocky of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Rocky Are necessary to authorize the execution and delivery of this Agreement by Rocky in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Rocky, will be a valid and binding agreement of Rocky, enforceable against Rocky in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Rocky of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Rocky's knowledge: (a) violate any provision of Rocky's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Rocky, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Rocky is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Rocky; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Rocky is bound or subject.

     3.16 Validity of Rocky Shares. The shares of Rocky Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     3.17 Full Disclosure. None of the representations and warranties made by Rocky herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Rocky, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.18 Assets. Rocky will not have any assets at the time of closing except for assets in PRIDE which are being spun off.

     3.19 Material Contracts and Obligations. Rocky has no material contracts to which it is a party or by which it is bound.

     3.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Rocky in connection with: (a) the execution and delivery by Rocky of its obligations under this Agreement; (b) the performance by Rocky of its obligations under this Agreement; or (c) the consummation by Rocky of the transactions contemplated by this Agreement.

     3.21 Real Property. Rocky does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property or will mot at the time of closing except as set forth in Rocky's SEC filings.


                                  ARTICLE 4

                                  COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, Rocky and MPEG shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business except for transactions by PRIDE. Neither Rocky nor MPEG shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.


                               ARTICLE 5

               CONDITIONS PRECEDENT TO ROCKY'S PERFORMANCE

     5.1 Conditions. The obligations of Rocky hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Rocky may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Rocky of any other condition of or any of Rocky's other rights or remedies, at law or in equity, if MPEG shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MPEG in this Agreement or in any written statement that shall be delivered to Rocky by MPEG under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. MPEG shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MPEG on or before the Closing Date.


                                ARTICLE 6

               CONDITIONS PRECEDENT TO MPEG'S PERFORMANCE

     6.1 Conditions. MPEG's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. MPEG may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MPEG of any other condition of or any of MPEG's rights or remedies, at law or in equity, if Rocky shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Rocky in this Agreement or in any written statement that shall be delivered to MPEG by Rocky under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. Rocky shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Rocky on or before the Closing Date.

     6.5 Directors of Rocky. Effective on the Closing, Rocky shall have fixed the size of its Board of Directors at three (3) persons, and such Board of Directors shall include Kanematsu
Misawa, Joseph S. Muto, and Randall J. Lanham.

     6.6 Officers of Rocky. Effective on the Closing, Rocky shall have elected the following new Officers of Rocky:

     Kunimitsu Misawa:        Chairman
     Bruce M. Tomiyama:       CFO, Treasurer and Secretary

     6.7 Forward Split. Just prior to Closing, Rocky shall complete a 2.0 for 1 forward stock split.


                              ARTICLE 7

                               CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the
Closing:

     (a) Shareholders shall deliver letters of acceptance and duly endorsed certificates representing their shares of MPEG being exchanged for shares of Rocky.

     (b) Shareholders shall receive a certificate or certificates representing the number of shares of Rocky Common
Stock for which the shares of MPEG common stock shall have been exchanged.

     (c) Rocky shall deliver a signed Consent and/or Minutes of the Directors of Rocky approving this Agreement and each matter to be approved by the Directors of Rocky under this Agreement.

     (d) MPEG shall deliver a signed Consent or Minutes of the Directors of MPEG approving this Agreement and each matter to be approved by the Directors of MPEG under this Agreement.


                              ARTICLE 8

                          SPIN OFF OF PRIDE

     8.1 The parties agreed that prior to the Closing, Rocky shall spin off all of the issued and outstanding shares of Rocky's wholly-owned subsidiary named Prime Rate Income & Dividend Enterprises, Inc. ("PRIDE") to its shareholders based on a shareholder list prepared one (1) day prior to Closing. Certificates representing the shares to be spun off will be placed with an escrow agent mutually acceptable to Rocky and MPEG with instructions to distribute the shares once PRIDE has a Form 10-SB which is effective with the Securities and Exchange Commission.

     8.2 In the event that a Form 10-SB has not become effective with the Securities and Exchange Commission within twelve (12) months after the Closing, PRIDE will use its best effects to liquidate all of its assets and liabilities and then distribute all proceeds pro rata to the shareholders on the shareholder list being held in escrow.

     8.3 The current directors of PRIDE will remain as the directors of PRIDE until the spin off of either the PRIDE stock or the proceeds of liquidation is completed.

     8.4 PRIDE will be responsible for all of its expenses of operation including the costs of the Form 10-SB until the spin off is complete.


                            ARTICLE 9

                          MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5  Entire Agreement.  This Agreement contains the entire
Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Rocky:

     Rocky Mountain Power Company
     ____________________________
     ____________________________

     with a copy to:

     Tom Boyle, Esq.
     Krys Boyle Freedman & Sawyer, P.C.
     600 Seventeenth Street, Suite 2700 South Tower
     Denver, Colorado 80202




     MPEG:

     MPEG Super Site, Inc.
     1358 5th Street
     Santa Monica, California  90401

     with a copy to:

     Randall J. Lanham, Esq.
     Lanham & Associates
     45 Glen Echo
     Dove Canyon, California  92679

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. Rocky and MPEG will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.12 Expenses. Rocky and MPEG will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.
     9.14 After the closing, Rocky's name will be changed and the rights to the name "Rocky Mountain Power Co." will belong to Rocky's management.

AGREED TO AND ACCEPTED as of the date first above written.

ROCKY MOUNTAIN POWER COMPANY       MPEG SUPER SITE, INC.


By: /s/ Mick Schumacher            By: /s/ Bruce M. Tomiyama
    Mick Schumacher, President            Bruce M. Tomiyama, CFO and
                                          Secretary